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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Amendment No. 6 to Form S-4 (File No. 333-6737) of our report dated January 18, 1996, except for the second paragraph on Note 1 and the fifth paragraph of Note 2, as to which the date is March 4, 1996, on our audits of the financial statements of BancBoston Mortgage Corporation. We also consent to the reference to us under the heading "Experts" in such registration statement.


COOPERS & LYBRAND, L.L.P.

Jacksonville, Florida

October 22, 1996